UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): May 27, 2008
DAWSON GEOPHYSICAL COMPANY
(Exact name of Registrant as specified in its charter)

TEXAS (State of incorporation or organization)	0-10144 (Commission file number)	75-0970548 (I.R.S. employer identification number)

508 W. WALL, SUITE 800 MIDLAND, TEXAS (Address of principal executive offices)	79701 (Zip code)
Registrant’s telephone number, including area code: (432) 684-3000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 27, 2008, the Board of Directors of Dawson Geophysical Company (the “Company”) approved salary increases for the following named executive officers, effective June 13, 2008:

Executive Officer	From	To
Stephen C. Jumper President, Chief Executive Officer	$310,000	$350,000

C. Ray Tobias Executive Vice President, Chief Operating Officer	$200,000	$230,000

Christina W. Hagan Executive Vice President, Secretary and Chief Financial Officer	$187,500	$210,000

K. S. Forsdick Vice President	$178,750	$196,625
     On the same date, the Board of Directors approved the grant of restricted shares of the Company’s common stock, par value $0.33 1/3 per share, effective as of June 2, 2008, to the following named executive officers in the respective amounts set forth below. The awards are subject to the terms, conditions and restrictions contained in the Dawson Geophysical Company 2006 Stock and Performance Incentive Plan and the applicable Restricted Stock Agreement relating to such grants, a form of which was filed as Exhibit 10.3 to the Company’s Form 10-Q filed with the Securities and Exchange Commission on February 11, 2008.

Executive Officer	Shares Awarded
Stephen C. Jumper President, Chief Executive Officer	3,000

C. Ray Tobias Executive Vice President, Chief Operating Officer	2,250

Christina W. Hagan Executive Vice President, Secretary and Chief Financial Officer	2,250

K.S. Forsdick Vice President	1,500
     Generally, the restricted shares will vest and become unrestricted as of June 2, 2011 if the executive officer remains an employee of the Company or one of its Subsidiaries through such date.

     The foregoing summary is qualified in its entirety by, and should be read in conjunction with, the full text of the form of the Restricted Stock Agreement, which is incorporated by reference from Exhibit 10.3 to the Company’s Form 10-Q filed with the Securities and Exchange Commission on February 11, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAWSON GEOPHYSICAL COMPANY
Date: June 2, 2008	By:	/s/ Christina W. Hagan
Christina W. Hagan
Executive Vice President, Secretary and Chief Financial Officer